EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-48385, 33-91806, 333-53029 and 333-70626 on Form S-8 and Registration Statement No. 333-88192 on Form S-3 of American Medical Alert Corp. of our report dated January 18, 2006, appearing in this Current Report on Form 8-K/A of American Medical Alert Corp. with respect to the Financial Statements of Answer Connecticut, Inc.

/s/ Fiondella, Milone & LaSaracina LLP
February 16, 2006